EX-99.906CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C § 1350, the undersigned officers of BlackRock FundsSM (the “Registrant”), hereby certifies, to the best their knowledge, that the Company’s Report on Form N-CSR for the period ended September 30, 2005, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/	Henry Gabbay

Name: Henry Gabbay

Title: President and Principal Executive Officer

Dated: December 8, 2005

/s/ William	McGinley

Name: William McGinley

Title: Treasurer and Principal Financial Officer

Dated: December 8, 2005